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                                                                    EXHIBIT 4.21


                             JACKSON PRODUCTS, INC.

                FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT


     THIS FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT, dated as of July 1, 1996 (this "Amendment"), is made by and among JACKSON PRODUCTS, INC. (formerly
            ---------
JACKSON ACQUISITION CORP.), a Delaware corporation (together with its subsidiaries, unless otherwise indicated by the context, the "Company"), whose
                                                              -------
address is 101 S. Hanley Road, St. Louis, Missouri 63105, MCIT PLC, an investment trust organized under the laws of the United Kingdom ("MCIT"),
                                                                  ----
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, MASSMUTUAL PARTICIPATION INVESTORS, MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED, MASSMUTUAL CORPORATE INVESTORS, THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY and the JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY (collectively with MCIT, the "Institutional Investors").
                                                -----------------------

     WHEREAS, a Securities Purchase Agreement (the "Agreement") was entered into
                                                    ---------
on August 16, 1995, by and among the Company and the Institutional Investors, with respect to the purchase and sale of 170,000 Shares of Series A Cumulative Exchangeable Preferred Stock, 750,000 Shares of Common Stock and 3,448,276 Common Stock Purchase Warrants. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

     WHEREAS, the Company desires to effect a 100-to-1 Reverse Stock Split (the "Stock Split") to reduce its total authorized number of shares of capital stock
 -----------
from 16,200,000 to 162,000;

     WHEREAS, the parties desire to amend this Agreement to set forth their respective ownership interests in connection with the reduction in the total authorized number of shares of capital stock;

     NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto mutually agree as follows:

     1. Section 4 of each of Warrants W-1 through W-10 is hereby amended to read in its entirety as follows:

          SECTION 4. Fractional Interests. At the option of the Holder, the Company may be required to issue fractional Warrant Shares on the exercise of this Warrant. Such fractional Warrant Shares may arise upon an adjustment made pursuant to subsection 3(a). If more than one Warrant shall
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     be presented for exercise in full at the same time by the same
     Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If the Holder decides against receiving fractional Warrant Shares and if any fraction of a Warrant Share would, except for the provisions of this
     Section 4, be issuable on the exercise of any Warrants (or specified portion thereof), upon payment in full of the Exercise Price with respect to such fraction of a Warrant Share the Company shall pay an amount in cash equal to the same fraction of the Current Market Price of such Warrant Share on the day immediately preceding the date the Warrant is presented for exercise, provided, that at the request of the Holder, the Exercise Price with respect to such fraction of a Warrant Share may be netted against the cash to be paid by the Company under this Section 4.

provided, that no individual stockholder's share ownership shall be deemed
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reduced unless all stockholders' share ownership are proportionately and simultaneously reduced. As a result, the respective ownership percentages (but not the number of shares held) of the Company's stockholders prior to the date hereof will remain unchanged following the Stock Split.

     2. Except as herein amended, the Agreement shall remain in full force and effect and is ratified in all respects. On and after the effectiveness of this Amendment, each reference in the Agreement to "this Agreement," "hereunder," "hereof, " "herein" or words of like import, and each reference to the Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Agreement, shall mean and be a reference to the Agreement, as amended by this Amendment.

     3.   This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

                                       JACKSON PRODUCTS, INC. (formerly
                                        JACKSON ACQUISITION CORP.)


                                        By: /s/ Christopher T. Paule
                                           --------------------------------
                                           Name:  Christopher T. Paule
                                           Title: Vice President


                                        MCIT PLC


                                        By: /s/ James E. Jordan, Jr.
                                           --------------------------------
                                           Name:  James E. Jordan, Jr.
                                           Title: Director


                                        MASSACHUSETTS MUTUAL LIFE INSURANCE
                                         COMPANY


                                        By: /s/ Michael L. Klofas
                                           --------------------------------
                                           Name:  Michael L. Klofas
                                           Title: Managing Director
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                                        MASSMUTUAL PARTICIPATION INVESTORS


                                        The name MassMutual Participation
                                        Investors is the designation of the
                                        Trustees under a Declaration of Trust
                                        dated April 7, 1988, as amended from
                                        time to time. The obligations of such
                                        Trust are not binding upon, nor shall
                                        resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust individually, but the Trust's assets and property only shall be bound.


                                        By: /s/ John B. Joyce
                                           --------------------------------
                                           Name:  John B. Joyce
                                           Title: Vice President


                                        MASSMUTUAL CORPORATE INVESTORS


                                        The foregoing is executed on behalf of
                                        MassMutual Corporate Investors,
                                        organized under a Declaration of Trust,
                                        dated September 13, 1988, as amended
                                        from time to time. The obligations of
                                        such Trust are not personally binding
                                        upon, nor shall resort be had to the
                                        property of, any of the Trustees,
                                        shareholders, officers, employees or
                                        agents of such Trust, but the Trust's
                                        property only shall be bound.


                                        By: /s/ John B. Joyce
                                           --------------------------------
                                           Name:  John B. Joyce
                                           Title: Vice President
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                                        MASSMUTUAL CORPORATE VALUE PARTNERS


                                        By: /s/ Michael L. Klofas
                                           --------------------------------
                                           Name:  Michael L. Klofas
                                           Title: Managing Director


                                        THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                          COMPANY


                                        By: /s/ A. Kipp Koester
                                           --------------------------------
                                           Name:  A. Kipp Koester
                                           Title: Vice President


                                        JOHN HANCOCK MUTUAL LIFE INSURANCE
                                          COMPANY


                                        By: /s/ Dana Donovan
                                           --------------------------------
                                           Name:  Dana Donovan
                                           Title: Sr. Investment Officer